                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM 8-K



                                   CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
                                EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 14, 1998


                               HELPMATE ROBOTICS INC.
               (Exact name of registrant as specified in its charter)




CONNECTICUT                                1-14160           06-1110906
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                            Identification No.)



     SHELTER ROCK LANE
     DANBURY, CONNECTICUT                              06801
     (Address of principal executive offices)               (Zip Code)



         Registrant's telephone number, including area code: (203) 798-8988

Item 5.   Other Events

HelpMate Robotics, Inc. (the "Company") announced today that it is conducting an investigation to determine the extent to which it has been defrauded by its former payroll company. The payroll company, KPM, Inc., of Brookfield, Connecticut, did business under the names Payroll Express and Compusystems. Based upon the Company's preliminary investigation, the Company believes that KPM misappropriated Company funds which KPM was required to pay to the Internal Revenue Service with respect to Company employment taxes. As part of its investigation, the Company has discovered that copies of the tax returns provided by KPM to the Company differ materially from the actual returns which KPM filed on the Company's behalf with the IRS. KPM was engaged as the Company's payroll service from the late 1980's until August 1998. KPM filed for bankruptcy in July 1998.

The Company understands from published reports that KPM may have similarly misappropriated funds from a number of other KPM customers and that IRS Criminal Investigation Division and the office of the United States Attorney are currently investigating KPM.

Under the Internal Revenue Code, the Company may be liable for the payment of the these unpaid taxes as well as interest and penalties. The Company has not yet determined the full extent of this tax liability.

The Company believes that this tax liability may have a material and adverse affect on the Company's business, its financial condition and on the results of its operations. The Company is currently considering what steps to take to deal with this extraordinary situation, including, among other things: (a) filing a claim in the KPM bankruptcy proceeding, (b) filing a claim under Company insurance policies, (c) entering into discussions with the Internal Revenue Service regarding a compromise of the Company's liability for these employment taxes; and (d) using its available cash and future revenues to liquidate its tax liability.

The Company is continuing to investigate this matter and expects to cooperate fully with the ongoing IRS and United States Attorney investigations of KPM.





                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

                                        HelpMate Robotics Inc.
                                        ----------------------
                                           (Registrant)



Date: October 14, 1998                  /s/ Joseph  F. Engelberger
                                        ----------------------------------------
                                        Joseph F. Engelberger
                                        Chairman and Chief Executive Officer